SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 8, 2017

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Section 5 – Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer (“CEO”)

On September 8, 2017, Perma-Fix Environmental Services, Inc.’s (the “Company”) Board of Directors (the “Board”) approved the appointment of Mr. Mark Duff (age 54) as the incoming CEO, to succeed Dr. Louis Centofanti, who will continue to service as Executive Vice President (“EVP”) of Strategic Initiatives and as a member of the Board. Dr. Centofanti will continue to be involved in the Company’s business activities. Dr. Centofanti previously served as the Company’s CEO since March 1996 and also from February 1991 to September 1995. Mr. Duff previously served as EVP and Chief Operating Officer.

Mr. Duff joined the Company in June 2016 and brings over 30 years of management and technical experience in nuclear material processing, management and decommissioning. He has successfully delivered services to the nuclear industry, Department of Energy (“DOE”) and Department of Defense (“DOD”), environmental and construction markets as a corporate officer, senior project manager, consulting firm co-founder, and federal employee. For the past five years prior to joining Perma-Fix, Mr. Duff oversaw the successful completion of over 70 performance-based projects at the Paducah Gaseous Diffusion Plant (PGDP) in Paducah, KY, where he served as the Project Manager for the Paducah Remediation Contract, a five-year project with a total value of $458 million. Mr. Duff has an MBA from the University of Phoenix and received his B.S from the University of Alabama.

There are no transactions involving Mr. Duff and Dr. Centofanti and the Company requiring to be reported under Item 404(a) of Regulation S-K except as disclosed below.

Employment Agreements and Option Agreements

On September 8, 2017, immediately after the appointment of Mark Duff as the incoming CEO, the Company’s Compensation and Stock Option Committee (the “Compensation Committee”) and Board approved, and the Company entered into, an employment agreement with each of Mark Duff, CEO (the “CEO Employment Agreement”), Dr. Louis Centofanti, EVP of Strategic Initiatives (the “EVP of Strategic Initiative Employment Agreement”), and Ben Naccarato, Chief Financial Officer (“CFO”) (the “CFO Employment Agreement” and, collectively with the CEO Employment Agreement, the EVP of Strategic Initiative Employment Agreement, and the CFO Employment Agreement, the “New Employment Agreements” and each individually the “New Employment Agreement”). The Company had previously entered into an employment agreement with each of Dr. Louis Centofanti, previous CEO, and Ben Naccarato, CFO, on July 10, 2014 which both are due to expire on July 10, 2018, as amended (the “July 10, 2014 Employment Agreements”). The Company also had previously entered into an employment agreement dated January 19, 2017 (which was effective June 11, 2016) with Mark Duff which is due to expire on June 11, 2019 (the “January 19, 2017 Employment Agreement). The July 10, 2014 Employment Agreements and the January 19, 2017 Employment Agreement were terminated effective September 8, 2017 in connection with the execution of the New Employment Agreements.

Pursuant to New Employment Agreements, which are effective September 8, 2017 (the “Initial Term”), (a) Mark Duff will serve as the Company’s CEO, with an annual salary of $267,000; (b) Dr. Louis Centofanti will serve as the Company’s EVP of Strategic Initiative, with an annual salary of $223,400; and (c) Ben Naccarato will continue to serve as the Company’s CFO, with an annual salary of $229,494. In addition, each of these executive officers is entitled to participate in the Company’s broad-based benefits plans and to certain performance compensation payable under separate Management Incentive Plans (“MIPs”) as approved by the Company’s Compensation Committee. The Company’s Compensation Committee and the Board approved individual 2017 MIPs on January 19, 2017 (which are effective January 1, 2017) for each Mark Duff, Dr. Louis Centofanti, and Ben Naccarato, which remain effective for fiscal year 2017.

Each of the New Employment Agreements is effective for three years from the Initial Term unless earlier terminated by the Company or by the executive officer. At the end of the Initial Term of each New Employment Agreements, each New Employment Agreement will automatically be extended for (1) one additional year, unless at least six (6) months prior to the expiration of the Initial Term, the Company or the executive officer provides written notice not to extend the terms of the New Employment Agreement.

Pursuant to the New Employment Agreements, if the executive officer’s employment is terminated due to death/disability or for cause (as defined in the agreements), the Company will pay to the executive officer or to his estate an amount equal to the sum of any unpaid base salary and accrued unused vacation time through the date of termination and any benefits due to the executive officer under any employee benefit plan (the “Accrued Amounts”) plus any performance compensation payable pursuant to the MIP.

If the executive officer terminates his employment for “good reason” (as defined in the agreements) or is terminated without cause (including the executive officer terminating his employment for “good reason” or is terminated without cause within 24 months after a Change in Control (as defined in the agreement), the Company will pay the executive officer a sum equal to the total Accrued Amounts, two years of full base salary, performance compensation (under the MIP) earned with respect to the fiscal year immediately preceding the date of termination, and an additional year of performance compensation (under the MIP) earned, if not already paid, with respect to the fiscal year immediately preceding the date of termination. If the executive terminates his employment for a reason other than for good reason, the Company will pay to the executive the amount equal to the Accrued Amounts plus any performance compensation payable pursuant to the MIP.

If there is a Change in Control (as defined in the agreements), all outstanding stock options to purchase common stock held by the executive officer will immediately become exercisable in full commencing on the date of termination through the original term of the options. In the event of the death of an executive officer, all outstanding stock options to purchase common stock held by the executive officer will immediately become exercisable in full commencing on the date of termination, with such options exercisable for the lesser of the original option term or twelve months from the date of the executive officer’s death. Severance benefits payable with respect to a termination (other than Accrued Amounts) shall not be payable until the termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)).

Mr. Duff has outstanding options as follows which remains effective as of the date of this Form 8-K report: (a) 100,000 incentive stock options (ISOs) granted on July 27, 2017 from the Company’s 2017 Stock Option Plan. The ISOs granted were for a contractual term of six years from the date of grant with one-fifth yearly vesting over a five year period with exercise price of $3.65 per share; and (b) 50,000 ISOs granted on May 15, 2016 from the Company’s 2010 Stock Option Plan. The ISOs granted were for a contractual term of six years from the date of grant with one-third yearly vesting over a three year period with exercise price of $3.97 per share.

Dr. Centofanti has outstanding options which remains effective as of the date of this Form 8-K report which consist of 50,000 ISOs granted on July 27, 2017 from the Company’s 2017 Stock Option Plan. The ISOs granted were for a contractual term of six years from the date of grant with one-fifth yearly vesting over a five year period with exercise price of $3.65 per share.

The summaries of the terms of the CEO Employment Agreement, EVP Employment Agreement, and CFO Employment Agreement set forth above are qualified in their entirety by reference to the full text of the New Employment Agreements, which are attached hereto as Exhibit 99.1, 99.2, and 99.3 respectively, and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number Description

99.1	Employment Agreement dated September 8, 2017 between Mark Duff, Chief Executive Officer, and Perma-Fix Environmental Services, Inc.

99.2	Employment Agreement dated September 8, 2017 between Dr. Louis Centofanti, Executive Vice President of Strategic Initiatives, and Perma-Fix Environmental Services, Inc.

99.3	Employment Agreement dated September 8, 2017 between Ben Naccarato, Chief Financial Officer, and Perma-Fix Environmental Services, Inc.

99.4	2017 Management Incentive Plan for Chief Executive Officer, approved January 19, 2017, but effective January 1, 2017, which is incorporated by reference from exhibit 99.2 to the Company’s Form 8-K filed on January 25, 2017.

99.5	2017 Management Incentive Plan for Executive Vice President/Chief Operating Officer, approved January 19, 2017, but effective January 1, 2017, which is incorporated by reference from exhibit 99.3 to the Company Form 8-K filed on January 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Dated:	September 12, 2017	By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer